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                                                                   EXHIBIT 23(a)

                      CONSENT OF INDEPENDENT ACCOUNTANTS



                  We consent to the incorporation by reference in the registration statement of C-TEC Corporation on Form S-8 of our report, dated February 28, 1997, except for the information presented in Note 21 for which the date is March 21, 1997, on our audits of the consolidated financial statements and financial statement schedules of C-TEC Corporation and subsidiaries as of December 31, 1996 and 1995 and for the years ended December 31, 1996, 1995 and 1994, which report is included in the Company's Annual Report on Form 10-K for the year ended December 31, 1996.

                                                    /s/ COOPERS & LYBRAND L.L.C.







2400 Eleven Penn Center
Philadelphia, Pennsylvania
April 4, 1997